UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 21, 2014
Cyan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35904	20-5862569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1383 N. McDowell Blvd., Suite 300, Petaluma, California 94954
(Address of principal executive offices, including ZIP code)
(707) 735-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Cyan has scheduled its 2014 annual meeting of stockholders to be held on Friday, May 23, 2014. The time and location of the 2014 annual meeting will be provided in our definitive proxy statement relating to the 2014 annual meeting, which is expected to be mailed to stockholders beginning on or about April 7, 2014. The record date for determining eligibility to vote at the 2014 annual meeting will be March 28, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014	Cyan, Inc.

/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel